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                                                                 Exhibit (a)(20)

                          FORM OF JANUS INVESTMENT FUND

    CERTIFICATE OF ESTABLISHMENT AND DESIGNATION OF SERIES AND SHARE CLASSES

      The undersigned, being the Secretary of Janus Investment Fund, a Massachusetts business trust with transferable shares (the "Trust"), being duly authorized by vote of a Majority of the duly elected and qualified Trustees of the Trust acting pursuant to Section 3.6 and Section 4.1 of the Trust's Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, as further amended from time to time (the "Declaration") in which the Board of Trustees approved the establishment and designation of ten additional series of the Trust, does hereby establish and designate the following additional separate series (each, a "New Fund," and together, the "New Funds") (in addition to the Funds now existing) and their respective share classes (each, a "Class," and together, the "Classes") to be effective on or about July 1, 2009:

SERIES OF THE TRUST                                   SHARE CLASSES

INTECH Risk-Managed Growth Fund                       Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class S Shares
                                                      Class T Shares

INTECH Risk-Managed International Fund                Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class S Shares
                                                      Class T Shares

INTECH Risk-Managed Value Fund                        Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class S Shares
                                                      Class T Shares

Janus Forty Fund                                      Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class R Shares
                                                      Class S Shares
                                                      Class T Shares

Janus Global Real Estate Fund                         Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class S Shares
                                                      Class T Shares

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Janus International Equity Fund                       Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class R Shares
                                                      Class S Shares
                                                      Class T Shares

Janus International Forty Fund                        Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class S Shares
                                                      Class T Shares

Janus Long/Short Fund                                 Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class R Shares
                                                      Class S Shares
                                                      Class T Shares

Janus Modular Portfolio Construction Fund             Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class S Shares
                                                      Class T Shares

Perkins Large Cap Value Fund                          Class A Shares
                                                      Class C Shares
                                                      Class I Shares
                                                      Class S Shares
                                                      Class T Shares

The assets of the Trust shall be divided, having the relative rights and preferences as follows:

1. The beneficial interest in each of the New Funds shall be represented by a separate series of shares of beneficial interest, par value one cent ($.01) per share (the "Shares"), consisting of separate Classes. The Series shall bear the name of each New Fund to which it relates and shall represent the beneficial interest only in such New Fund. An unlimited number of Shares of such series may be issued.

2. Each New Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then effective registration statement under the Securities Act of 1933 and the Investment Company Act of 1940, as amended (the "1940 Act").

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3. The Shares of each Class of each New Fund shall have the additional relative rights and preferences, shall be subject to the liabilities, shall have the other characteristics, and shall be subject to other powers of the Trustees, all as set forth in paragraphs (a) through (m) of Section 4.2 of the Declaration. Without limitation of the foregoing sentence and as described in subsection (e) of Section 4.2 of the Declaration, each Share of such series shall be redeemable, shall be entitled to one vote, or a ratable fraction of one vote in respect of a fractional share, as to matters on which Shares of such series, or such Class as the case may be, shall be entitled to vote, and shall represent a share of the beneficial interest in the assets of the respective New Fund, all as provided in the Declaration.

4. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of a New Fund may, pursuant to a Plan adopted by the Trustees pursuant to Rule 18f-3 under the 1940 Act, or such similar rule or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class, and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

5. Subject to the provisions and limitations of Section 7.3 of the Declaration and applicable law, this Certificate of Designation may be amended by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment materially adversely affects the rights of the Shareholders of the applicable New Fund, or a particular Class of the respective New Fund, such amendment may be adopted by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of the Declaration of the holders of a majority of all the Shares of the respective New Fund, or the particular Class of the respective New Fund, outstanding and entitled to vote.

6. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration filed with the Secretary of State of The Commonwealth of Massachusetts.

   IN WITNESS WHEREOF, the undersigned has set her hand and seal this 17th day of June, 2009.

                              --------------------------------------------------
                              Stephanie Grauerholz-Lofton, Secretary

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STATE OF COLORADO            )
                             ) ss.
CITY AND COUNTY OF DENVER    )

      BEFORE ME, the undersigned authority, on this day personally appeared Stephanie Grauerholz-Lofton, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this 17th day of June, 2009.



My Commission Expires:            ----------------------------------------------
06/08/2011                        Lynn D. Williams, Notary Public

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